Investors May Contact:
                                                                 Stacey Yonkus
                                                  Director, Investor Relations
                                                                (212) 885-2512
                                                       investor@asburyauto.com

                                                        Reporters May Contact:
                                                                   David Shein
                                                             RFBinder Partners
                                                                (212) 994-7514
                                                      David.Shein@RFBinder.com



         Asbury Automotive Group Reports Third Quarter Financial Results

New York, NY, October 28, 2004 - Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., today reported financial results for the quarter ended September 30, 2004.

Net income from continuing operations was $13.0 million for the third quarter of 2004, or $0.40 per diluted share, compared with $16.7 million, or $0.51 per diluted share, in the prior year quarter. Net income was $12.1 million, or $0.37 per diluted share, compared with $16.2 million, or $0.50 per diluted share, in the prior year period. For the first nine months of 2004, net income from continuing operations was $38.7 million, or $1.18 per diluted share, compared with $38.3 million, or $1.17 per diluted share, a year ago. Net income for the first nine months was $37.2 million, or $1.14 per diluted share, compared with $35.6 million, or $1.09 per diluted share, in the corresponding period last year.

As previously reported, four major hurricanes during the quarter had a significant impact on the Company's Florida operations, which accounted for approximately 43 percent of Asbury's operating income in the third quarter of 2003. The operating income of the Company's Florida operations in the third quarter of 2004 was down approximately 30 percent and income from continuing operations decreased $0.10 per share from a year ago, due in large part to the severe weather experienced during the quarter.

Other financial highlights for the third quarter of 2004, as compared to the prior year period, included:

o Total revenue for the quarter was approximately $1.4 billion, up 11.8 percent. Total gross profit was $208.2 million, a 9.2 percent increase. Excluding results at the Company's two Florida platforms, total revenue and gross profit were up 18.5 percent and 16.7 percent, respectively.
o Same-store retail revenue (excluding fleet and wholesale business) increased 0.6 percent, while same-store retail gross profit decreased 0.7 percent. Excluding results in Florida, same-store retail revenue and gross profit were up 2.9 percent and 1.6 percent, respectively.
o New vehicle retail revenue rose 12.0 percent (1.2 percent same-store), and unit sales increased 9.7 percent (down 2.0 percent same-store). New vehicle retail gross profit increased 8.7 percent (down 4.1 percent same-store). Excluding results in Florida, new vehicle same-store retail revenue and gross profit were up 2.6 percent and down 2.0 percent, respectively.
o Used vehicle retail revenue increased 5.5 percent (down 4.0 percent same-store), and unit sales increased 2.9 percent (down 5.4 percent same-store). Used vehicle retail gross profit increased 0.3 percent (down
     8.0 percent same-store). Excluding results in Florida, used vehicle same-store retail revenue and gross profit were up 2.3 percent and down 6.1 percent, respectively.

o Parts, service and collision repair revenue and gross profit increased 15.4 percent and 12.2 percent (5.1 percent and 2.6 percent same-store), respectively. Excluding results in Florida, parts, service and collision repair same-store revenue and gross profit were up 5.0 percent and 4.0 percent, respectively.
o Net finance and insurance (F&I) revenue rose 10.7 percent (1.9 percent same-store). F&I per vehicle retailed (PVR) increased 3.2 percent to $902, and platform F&I PVR rose 3.3 percent to $870. Excluding results in Florida, net F&I same-store revenue rose 6.3 percent, while F&I PVR increased 6.1 percent and platform F&I PVR rose 6.1 percent.
o The Company's St. Louis platform was very successful in selling through a large portion of vehicles damaged from a May hailstorm at better than anticipated gross margins, however, there still remains approximately 100 of the more considerably damaged cars that are expected to be sold at lower gross profits.
o As a percentage of gross profit, selling, general and administrative (SG&A) expenses for the quarter were 81.1 percent, compared with 75.8 percent in the prior-year period. Hurricane-related disruptions in Florida and other southeastern markets contributed to the increase; other factors included a sale-leaseback transaction that resulted in increased rent expense, while reducing interest and depreciation expense, as well as start-up costs associated with new and acquired dealerships.
o The Company's effective tax rate for the quarter was 37.5 percent, compared to 37.9 percent in the prior year quarter. For the year to date, the Company's effective tax rate was 37.2 percent, compared to 39.0 percent in 2003.

President and CEO Kenneth B. Gilman said, "This past quarter was one that tested our business model on many levels, with some aspects proving to be robust while others were challenged. While the quarter was stressed by severe weather in our Florida markets, as well as a less than optimal industry environment, the validity of the business model itself was once again reaffirmed.

"Excluding our two Florida platforms, same-store retail gross profit rose 1.6 percent for the third quarter - nearly matching the 1.7 percent increase achieved during the second quarter. The underlying dynamics remained similar as well, with new and used vehicle gross margins under ongoing pressure throughout the industry. At the same time, we effectively offset this pressure with continued solid increases in income from our F&I and fixed operations."

J. Gordon Smith, Senior Vice President and CFO, commented, "The increase in our SG&A expense ratio was principally attributable to four factors. Specifically, our Florida platforms on a comparable basis earned $0.10 per share less this quarter than in the third quarter of 2003, primarily due to the impact of the hurricanes. This contributed 140 basis points to the increase in our expense ratio. In addition, our investment in new markets in Southern California and Frisco, Texas, which should allow us to continue to grow in key areas, in the short-term added 160 basis points to the expense ratio. After adjusting for these items, we made two other decisions that impacted the ratio. A sale-leaseback transaction added $2.3 million of rent expense, contributing 160 basis points to the increase, although this is principally offset by reductions in depreciation expense and interest expense not included in SG&A. Lastly, in an effort to maintain market share, we increased our advertising spending during the quarter, accounting for the remaining 70 basis points of the increase.

"We also acknowledge that cost control is an ongoing issue with any retailer, and we're confident that programs being implemented now will have a positive impact upon the remainder of 2004 and into 2005, positioning us to deliver improved productivity."

Mr. Gilman concluded, "On balance, Asbury's performance this quarter leads me to conclude that our ability to successfully deliver on our model is within our control. While a portion of the expense increase we experienced during the quarter was unavoidable, such as the impact of the hurricanes, some of the overall increase represented investments in the business that should eventually benefit us. In other areas, the expense increases were less than intentional, and really represent opportunities for us to do a better job of bringing more of our gross profit down to the bottom line. The challenges we faced only served to confirm the direction we're heading in and the work we still need to do."

Commenting on guidance for 2004, the Company now expects earnings from continuing operations for the full year to be in a range between $1.52 and $1.57 per share.

Thus far this year, Asbury has acquired dealerships that represent approximately $315 million in annualized revenues, within its previously targeted range of $300 million to $500 million for the full year.

Asbury will host a conference call to discuss its third quarter results this morning at 11:00 a.m. Eastern Time. The call will be simulcast live on the Internet and can be accessed by logging onto http://www.asburyauto.com or http://www.ccbn.com. In addition, a live audio of the call will be accessible to the public by calling 888-602-6363; international callers, please dial 719-955-1568. No access code is required.

A conference call replay will be available two hours following the call for 14 days and can be accessed by calling 888-203-1112 (domestic), or 719-457-0820 (international); access code 883005.

About Asbury Automotive Group

Asbury Automotive Group, Inc., headquartered in New York City, is one of the largest automobile retailers in the U.S., with 2003 revenue of $4.8 billion. Built through a combination of organic growth and a series of strategic acquisitions, the Company currently operates 99 retail auto stores, encompassing 137 franchises for the sale and servicing of 33 different brands of American, European and Asian automobiles. Asbury believes that its product mix contains a higher proportion of the more desirable luxury and mid-line import brands than most public automotive retailers. The Company offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements relating to goals, plans, projections and guidance regarding the Company's financial position, results of operations, market position, product development, pending and potential future acquisitions and business strategy. These statements are based on management's current expectations and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, the Company's relationships with vehicle manufacturers and other suppliers which could cause, among other things, acquisitions under contract or letters of intent to fail, risks associated with the Company's substantial indebtedness, risks related to pending and potential future acquisitions, general economic conditions both nationally and locally and governmental regulations and legislation. There can be no guarantees that the Company's plans for future operations will be successfully implemented or that they will prove to be commercially successful. These and other risk factors are discussed in the Company's annual report on Form 10-K and in its other filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

[financial tables]

Asbury Automotive Group, Inc.
Consolidated Statements of Income
(In Thousands, except per share data)
(Unaudited)



                                                       For the Three Months Ended    For the Nine Months Ended
                                                               September 30,                September 30,
                                                       --------------------------    --------------------------
                                                           2004           2003           2004           2003
                                                       ------------   -----------    ------------   -----------
REVENUES:
    New vehicle                                        $   862,863    $   761,340    $ 2,421,645    $ 2,114,259
    Used vehicle                                           329,998        309,371        965,355        887,701
    Parts, service and collision repair                    157,416        136,385        450,506        389,012
    Finance and insurance, net                              39,749         35,923        110,569         96,241
                                                       ------------   -----------    ------------   -----------
         Total revenues                                  1,390,026      1,243,019      3,948,075      3,487,213

COST OF SALES
    New vehicle                                            802,562        706,315      2,248,480      1,958,751
    Used vehicle                                           303,236        282,200        882,693        806,710
    Parts, service and collision repair                     75,985         63,816        214,890        181,804
                                                       ------------   -----------    ------------   -----------
         Total cost of sales                             1,181,783      1,052,331      3,346,063      2,947,265
                                                       ------------   -----------    ------------   -----------
GROSS PROFIT                                               208,243        190,688        602,012        539,948

OPERATING EXPENSES:
    Selling, general and administrative                    168,836        144,474        481,344        419,596
    Depreciation and amortization                            4,993          5,004         15,419         14,602
                                                       ------------   -----------    ------------   -----------
         Income from operations                             34,414         41,210        105,249        105,750

OTHER INCOME (EXPENSE):
    Floor plan interest expense                             (5,383)        (4,207)       (15,233)       (12,871)
    Other interest expense                                  (8,678)       (10,088)       (29,186)       (30,030)
    Interest income                                            228            190            613            436
    Gain (loss) on sale of assets                               42            (94)           (99)          (432)
    Other income (expense)                                     129            (78)           226              2
                                                       ------------   -----------    ------------   -----------
         Total other expense, net                          (13,662)       (14,277)       (43,679)       (42,895)
                                                       ------------   -----------    ------------   -----------
         Income from continuing operations before
            income taxes and discontinued operations        20,752         26,933         61,570         62,855

INCOME TAX EXPENSE                                           7,782         10,214         22,912         24,507
                                                       ------------   -----------    ------------   -----------
         Income from continuing operations                  12,970         16,719         38,658         38,348

DISCONTINUED OPERATIONS, net of tax                           (854)          (475)        (1,430)        (2,734)
                                                       ------------   -----------    ------------   -----------
         Net income                                    $    12,116    $    16,244    $    37,228    $    35,614
                                                       ===========    ===========    ===========    ===========

BASIC EARNINGS PER COMMON SHARE:
    Continuing operations                              $      0.40    $      0.52    $      1.19    $      1.17
    Discontinued operations                                  (0.03)         (0.02)         (0.04)         (0.08)
                                                       ------------   -----------    ------------   -----------
    Net income                                         $      0.37    $      0.50    $      1.15    $      1.09
                                                       ===========    ===========    ===========    ===========

DILUTED EARNINGS PER COMMON SHARE:
    Continuing operations                              $      0.40    $      0.51    $      1.18    $      1.17
    Discontinued operations                                  (0.03)         (0.01)         (0.04)         (0.08)
                                                       ------------   -----------    ------------   -----------
    Net income                                         $      0.37    $      0.50    $      1.14    $      1.09
                                                       ===========    ===========    ===========    ===========

WEIGHTED AVERAGE SHARES OUTSTANDING:
    Basic                                                   32,540         32,419         32,482         32,721
                                                       ===========    ===========    ===========    ===========
    Diluted                                                 32,647         32,612         32,675         32,761
                                                       ===========    ===========    ===========    ===========


Asbury Automotive Group, Inc.
Consolidated Statements of Income
(In Thousands, except per share data)
(Unaudited)



                                                 For the Three Months Ended             For the Three Months Ended
                                                     September 30, 2004                        September 30, 2003
                                            -------------------------------------   -----------------------------------
                                            Non-Florida     Florida                 Non-Florida   Florida
                                            Operations    Operations*    Total      Operations   Operations*     Total
                                            ----------    ----------  -----------   ----------   ----------  -----------
REVENUES:
   New vehicle                              $   623,997   $ 238,866   $   862,863   $ 524,152    $ 237,188   $   761,340
   Used vehicle                                 236,409      93,589       329,998     202,803      106,568       309,371
   Parts, service and collision repair          119,244      38,172       157,416     100,184       36,201       136,385
   Finance and insurance, net                    27,905      11,844        39,749      23,301       12,622        35,923
                                            -----------   ---------   -----------   ---------    ---------   -----------
         Total revenues                       1,007,555     382,471     1,390,026     850,440      392,579     1,243,019

COST OF SALES
   New vehicle                                  580,591     221,971       802,562     487,266      219,049       706,315
   Used vehicle                                 218,709      84,527       303,236     186,317       95,883       282,200
   Parts, service and collision repair           59,222      16,763        75,985      49,189       14,627        63,816
                                            -----------   ---------   -----------   ---------    ---------   -----------
         Total cost of sales                    858,522     323,261     1,181,783     722,772      329,559     1,052,331
                                            -----------   ---------   -----------   ---------    ---------   -----------
GROSS PROFIT                                    149,033      59,210       208,243     127,668       63,020       190,688

OPERATING EXPENSES:
   Selling, general and administrative          121,947      46,889       168,836     100,472       44,002       144,474
   Depreciation and amortization                  4,000         993         4,993       3,691        1,313         5,004
                                            -----------   ---------   -----------   ---------    ---------   -----------
         Income from operations                  23,086      11,328        34,414      23,505       17,705        41,210

OTHER INCOME (EXPENSE):
   Floor plan interest expense                   (3,943)     (1,440)       (5,383)     (2,888)      (1,319)       (4,207)
   Other interest expense                        (8,426)       (252)       (8,678)     (9,436)        (652)      (10,088)
   Interest income                                  197          31           228          64          126           190
   Gain (loss) on sale of assets                      3          39            42        (100)           6           (94)
   Other income (expense)                           116          13           129        (163)          85           (78)
                                            -----------   ---------   -----------   ---------    ---------   -----------
         Total other expense, net               (12,053)     (1,609)      (13,662)    (12,523)      (1,754)      (14,277)
                                            -----------   ---------   -----------   ---------    ---------   -----------
         Income from continuing operations
            before income taxes and
            discontinued operations              11,033       9,719        20,752      10,982       15,951        26,933

INCOME TAX EXPENSE                                3,903       3,879         7,782       4,665        5,549        10,214
                                            -----------   ---------   -----------   ---------    ---------   -----------
         Income from continuing operations        7,130       5,840        12,970       6,317       10,402        16,719

DISCONTINUED OPERATIONS, net of tax              (1,260)        406          (854)     (1,184)         709          (475)
                                            -----------   ---------   -----------   ---------    ---------   -----------
         Net income                         $     5,870   $   6,246   $    12,116   $   5,133    $  11,111   $    16,244
                                            ===========   =========   ===========   =========    =========   ===========

BASIC EARNINGS PER COMMON SHARE:
   Continuing operations                    $      0.22   $    0.18   $      0.40   $    0.20    $    0.32   $      0.52
   Discontinued operations                        (0.04)       0.01         (0.03)      (0.04)        0.02         (0.02)
                                            -----------   ---------   -----------   ---------    ---------   -----------
         Net income                         $      0.18   $    0.19   $      0.37   $    0.16    $    0.34   $      0.50
                                            ===========   =========   ===========   =========    =========   ===========

DILUTED EARNINGS PER COMMON SHARE:
   Continuing operations                    $      0.22   $    0.18   $      0.40   $    0.19    $    0.32   $      0.51
   Discontinued operations                        (0.04)       0.01         (0.03)      (0.03)        0.02         (0.01)
                                            -----------   ---------   -----------   ---------    ---------   -----------
         Net income                         $      0.18   $    0.19   $      0.37   $    0.16    $    0.34   $      0.50
                                            ===========   =========   ===========   =========    =========   ===========

WEIGHTED AVERAGE SHARES OUTSTANDING:
   Basic                                         32,540      32,540        32,540      32,419       32,419        32,419
                                            ===========   =========   ===========   =========    =========   ===========
   Diluted                                       32,647      32,647        32,647      32,612       32,612        32,612
                                            ===========   =========   ===========   =========    =========   ===========


* The results of the Company's Florida operations do not include an allocation of corporate overhead or interest expense related to the Company's senior indebtedness. All such amounts are included in the results of the Company's non-Florida operations.

Asbury Automotive Group, Inc.
Selected Data
(Dollars in thousands except per share data)
(Unaudited)



                                                       As Reported for the                          Same Store for the
                                                 Three Months Ended September 30,             Three Months Ended September 30,
                                             -----------------------------------------    -----------------------------------------
                                                 2004                  2003                  2004                  2003
                                             ----------            ----------             ----------            ----------
RETAIL VEHICLES SOLD:
   New units                                     28,411    64.5%       25,900    63.0%        25,378    63.8%       25,900    63.0%
   Used units                                    15,645    35.5%       15,202    37.0%        14,379    36.2%       15,202    37.0%
                                             ----------   ------   ----------   ------    ----------   ------   ----------   ------
        Total units                              44,056   100.0%       41,102   100.0%        39,757   100.0%       41,102   100.0%
                                             ==========   ======   ==========   ======    ==========   ======   ==========   ======

REVENUE:
   New retail                                $  845,114    60.8%   $  754,866    60.7%   $   763,799    60.6%   $  754,866    60.7%
   Used retail                                  245,617    17.7%      232,717    18.7%       223,506    17.7%      232,717    18.7%
   Parts, service and collision repair          157,416    11.3%      136,385    11.0%       143,349    11.4%      136,385    11.0%
   Finance and insurance, net                    39,749     2.9%       35,923     2.9%        36,616     2.9%       35,923     2.9%
                                             ----------            ----------             ----------            ----------
        Total retail revenue                  1,287,896             1,159,891              1,167,270             1,159,891

   Fleet                                         17,749     1.3%        6,474     0.5%        17,378     1.4%        6,474     0.5%
   Wholesale                                     84,381     6.0%       76,654     6.2%        76,023     6.0%       76,654     6.2%
                                             ----------   ------   ----------   ------    ----------   ------   ----------   ------
        Total revenue                        $1,390,026   100.0%   $1,243,019   100.0%    $1,260,671   100.0%   $1,243,019   100.0%
                                             ==========   ======   ==========   ======    ==========   ======   ==========   ======

GROSS PROFIT
   New retail                                $   52,812    25.3%   $   48,564    25.5%    $   46,568    24.6%   $   48,564    25.5%
   Used retail                                   28,078    13.5%       27,992    14.7%        25,763    13.6%       27,992    14.7%
   Parts, service and collision repair           81,431    39.1%       72,569    38.1%        74,440    39.3%       72,569    38.1%
   Finance and insurance, net                    39,749    19.1%       35,923    18.8%        36,616    19.3%       35,923    18.8%
   Floor plan interest credits                    6,867     3.3%        6,170     3.2%         6,418     3.4%        6,170     3.2%
                                             ----------            ----------             ----------            ----------
        Total retail gross profit               208,937               191,218                189,805               191,218

   Fleet                                            622     0.3%          291     0.1%           620     0.3%          291     0.1%
   Wholesale                                     (1,316)   (0.6)%        (821)   (0.4)%       (1,064)   (0.5)%        (821)   (0.4)%
                                             ----------   ------   ----------   ------    ----------   ------   ----------   ------
        Total gross profit                   $  208,243   100.0%   $  190,688   100.0%    $  189,361   100.0%   $  190,688   100.0%
                                             ==========   ======   ==========   ======    ==========   ======   ==========   ======

   Sales, general and administrative
     (SG&A) expense                          $  168,836            $  144,474             $  151,747            $  144,474
   SG&A as a percent of gross profit              81.1%                 75.8%                  80.1%                 75.8%

GROSS PROFIT PER VEHICLE RETAILED:
   New retail (including floor plan
     interest credits)                       $    2,101            $    2,113             $    2,088            $    2,113
   Used retail                                    1,795                 1,841                  1,792                 1,841
   Finance and insurance, net                       902                   874                    921                   874
   Platform finance and insurance, net              870                   842                    886                   842



Asbury Automotive Group, Inc.
Selected Data
(Dollars in thousands except per share data)
(Unaudited)



                                                       As Reported for the                          Same Store for the
                                                 Nine Months Ended September 30,              Nine Months Ended September 30,
                                             -----------------------------------------    -----------------------------------------
                                                 2004                  2003                  2004                  2003
                                             ----------            ----------             ----------            ----------
RETAIL VEHICLES SOLD:
   New units                                     79,979    63.2%       72,327    61.9%        71,996    62.7%       72,327    61.9%
   Used units                                    46,534    36.8%       44,470    38.1%        42,799    37.3%       44,470    38.1%
                                             ----------   ------   ----------   ------    ----------   ------   ----------   ------
        Total units                             126,513   100.0%      116,797   100.0%       114,795   100.0%      116,797   100.0%
                                             ==========   ======   ==========   ======    ==========   ======   ==========   ======

REVENUE:
   New retail                                $2,375,774    60.2%   $2,079,269    59.6%    $2,147,385    60.0%   $2,079,269    59.6%
   Used retail                                  720,662    18.2%      682,182    19.6%       652,780    18.2%      682,182    19.6%
   Parts, service and collision repair          450,506    11.4%      389,012    11.1%       407,990    11.4%      389,012    11.1%
   Finance and insurance, net                   110,569     2.8%       96,241     2.8%       102,357     2.9%       96,241     2.8%
                                             ----------            ----------             ----------            ----------
        Total retail revenue                  3,657,511             3,246,704              3,310,512             3,246,704

   Fleet                                         45,871     1.2%       34,990     1.0%        45,266     1.3%       34,990     1.0%
   Wholesale                                    244,693     6.2%      205,519     5.9%       220,596     6.2%      205,519     5.9%
                                             ----------   ------   ----------   ------    ----------   ------   ----------   ------
        Total revenue                        $3,948,075   100.0%   $3,487,213   100.0%    $3,576,374   100.0%   $3,487,213   100.0%
                                             ==========   ======   ==========   ======    ==========   ======   ==========   ======

GROSS PROFIT
   New retail                                $  152,667    25.4%   $  137,933    25.5%    $  134,658    24.6%   $  137,933    25.5%
   Used retail                                   85,242    14.1%       81,670    15.1%        77,987    14.3%       81,670    15.1%
   Parts, service and collision repair          235,616    39.1%      207,208    38.4%       214,413    39.3%      207,208    38.4%
   Finance and insurance, net                   110,569    18.4%       96,241    17.8%       102,357    18.7%       96,241    17.8%
   Floor plan interest credits                   18,871     3.1%       16,710     3.1%        17,652     3.2%       16,710     3.1%
                                             ----------            ----------             ----------            ----------
        Total retail gross profit               602,965               539,762                547,067               539,762

   Fleet                                          1,627     0.3%          865     0.2%         1,624     0.3%          865     0.2%
   Wholesale                                     (2,580)   (0.4)%        (679)   (0.1)%       (2,250)   (0.4)%        (679)   (0.1)%
                                             ----------   ------   ----------   ------    ----------   ------   ----------   ------
        Total gross profit                   $  602,012   100.0%   $  539,948   100.0%    $  546,441   100.0%   $  539,948   100.0%
                                             ==========   ======   ==========   ======    ==========   ======   ==========   ======

   Sales, general and administrative
     (SG&A) expense                          $  481,344            $  419,596             $  434,806            $  419,596
   SG&A as a percent of gross profit              80.0%                 77.7%                  79.6%                 77.7%

GROSS PROFIT PER VEHICLE RETAILED:
   New retail (including floor plan
     interest credits)                       $    2,145            $    2,138             $    2,116                 2,138
   Used retail                                    1,832                 1,837                  1,822                 1,837
   Finance and insurance, net                       874                   824                    892                   824
   Platform finance and insurance, net              838                   813                    852                   813


Asbury Automotive Group, Inc.
Selected Data
(Dollars in thousands except per share data)
(Unaudited)




                                                           As Reported For the Three Months Ended September 30, 2004
                                                    ---------------------------------------------------------------------
                                                    Non-Florida              Florida
                                                    Operations              Operations*                Total
                                                    ----------              ----------               ----------
RETAIL VEHICLES SOLD:
   New units                                            20,215     65.6%         8,196     62.0%         28,411     64.5%
   Used units                                           10,615     34.4%         5,030     38.0%         15,645     35.5%
                                                    ----------    ------    ----------    ------     ----------    ------
       Total units                                      30,830    100.0%        13,226    100.0%         44,056    100.0%
                                                    ==========    ======    ==========    ======     ==========    ======

REVENUE:
   New retail                                       $  615,343     61.1%    $  229,771     60.1%     $  845,114     60.8%
   Used retail                                         174,533     17.3%        71,084     18.5%        245,617     17.7%
   Parts, service and collision repair                 119,244     11.8%        38,172     10.0%        157,416     11.3%
   Finance and insurance, net                           27,905      2.8%        11,844      3.1%         39,749      2.9%
                                                    ----------              ----------               ----------
       Total retail revenue                            937,025                 350,871                1,287,896

   Fleet                                                 8,654      0.9%         9,095      2.4%         17,749      1.3%
   Wholesale                                            61,876      6.1%        22,505      5.9%         84,381      6.0%
                                                    ----------    ------    ----------    ------     ----------    ------
       Total revenue                                $1,007,555    100.0%    $  382,471    100.0%     $1,390,026    100.0%
                                                    ==========    ======    ==========    ======     ==========    ======

GROSS PROFIT
   New retail                                       $   38,743     26.0%    $   14,069     23.8%     $   52,812     25.3%
   Used retail                                          18,364     12.3%         9,714     16.4%         28,078     13.5%
   Parts, service and collision repair                  60,022     40.3%        21,409     36.2%         81,431     39.1%
   Finance and insurance, net                           27,905     18.7%        11,844     20.0%         39,749     19.1%
   Floor plan interest credits                           4,472      3.0%         2,395      4.0%          6,867      3.3%
                                                    ----------              ----------               ----------
       Total retail gross profit                       149,506                  59,431                 208,937

   Fleet                                                   191      0.1%           431      0.7%            622      0.3%
   Wholesale                                              (664)    (0.4)%         (652)    (1.1)%        (1,316)    (0.6)%
                                                    ----------    ------    ----------    ------     ----------    ------
       Total gross profit                           $  149,033    100.0%    $   59,210    100.0%     $  208,243    100.0%
                                                    ==========    ======    ==========    ======     ==========    ======

Sales, general and administrative (SG&A) expense       121,947                  46,889                  168,836
SG&A as a percent of gross profit                        81.8%                   79.2%                    81.1%

GROSS PROFIT PER VEHICLE RETAILED:
New retail (including floor plan interest credits)  $    2,138              $    2,009               $    2,101
Used retail                                              1,730                   1,931                    1,795
Finance and insurance, net                                 905                     896                      902
Platform finance and insurance, net                        859                     896                      870


* The results of the Company's Florida operations do not include an allocation of corporate overhead or interest expense related to the Company's senior indebtedness. All such amounts are included in the results of the Company's non-Florida operations.

Asbury Automotive Group, Inc.
Selected Data
(Dollars in thousands except per share data)
(Unaudited)




                                                           As Reported For the Three Months Ended September 30, 2003
                                                    ---------------------------------------------------------------------
                                                    Non-Florida              Florida
                                                    Operations              Operations*                Total
                                                    ----------              ----------               ----------
RETAIL VEHICLES SOLD:
   New units                                            17,320     65.4%         8,580     58.7%         25,900     63.0%
   Used units                                            9,172     34.6%         6,030     41.3%         15,202     37.0%
                                                    ----------    ------    ----------    ------     ----------    ------
       Total units                                      26,492    100.0%        14,610    100.0%         41,102    100.0%
                                                    ==========    ======    ==========    ======     ==========    ======

REVENUE:
   New retail                                       $  520,465     61.2%    $  234,401     59.7%     $  754,866     60.7%
   Used retail                                         149,059     17.5%        83,658     21.3%        232,717     18.7%
   Parts, service and collision repair                 100,184     11.8%        36,201      9.2%        136,385     11.0%
   Finance and insurance, net                           23,301      2.8%        12,622      3.2%         35,923      2.9%
                                                    ----------              ----------               ----------
       Total retail revenue                            793,009                 366,882                1,159,891

   Fleet                                                 3,687      0.4%         2,787      0.7%          6,474      0.5%
   Wholesale                                            53,744      6.3%        22,910      5.9%         76,654      6.2%
                                                    ----------    ------    ----------    ------     ----------    ------
       Total revenue                                $  850,440    100.0%    $  392,579    100.0%     $1,243,019    100.0%
                                                    ==========    ======    ==========    ======     ==========    ======

GROSS PROFIT
   New retail                                       $   33,157     26.0%    $   15,407     24.5%     $   48,564     25.5%
   Used retail                                          17,097     13.4%        10,895     17.3%         27,992     14.7%
   Parts, service and collision repair                  50,995     39.9%        21,574     34.2%         72,569     38.1%
   Finance and insurance, net                           23,301     18.2%        12,622     20.0%         35,923     18.8%
   Floor plan interest credits                           3,770      3.0%         2,400      3.8%          6,170      3.2%
                                                    ----------              ----------               ----------
       Total retail gross profit                       128,320                  62,898                  191,218

   Fleet                                                   (41)     -  %           332      0.5%            291      0.1%
   Wholesale                                              (611)    (0.5)%         (210)    (0.3)%          (821)    (0.4)%
                                                    ----------    ------    ----------    ------     ----------    ------
       Total gross profit                           $  127,668    100.0%    $   63,020    100.0%     $  190,688    100.0%
                                                    ==========    ======    ==========    ======     ==========    ======

Sales, general and administrative (SG&A) expense       100,472                  44,002                  144,474
SG&A as a percent of gross profit                        78.7%                   69.8%                    75.8%

GROSS PROFIT PER VEHICLE RETAILED:
New retail (including floor plan interest credits)  $    2,132              $    2,075               $    2,113
Used retail                                              1,864                   1,807                    1,841
Finance and insurance, net                                 880                     864                      874
Platform finance and insurance, net                        830                     864                      842



* The results of the Company's Florida operations do not include an allocation of corporate overhead or interest expense related to the Company's senior indebtedness. All such amounts are included in the results of the Company's non-Florida operations.

Asbury Automotive Group, Inc.
Selected Data
(Dollars in thousands except per share data)
(Unaudited)



                                                           Same Store For the Three Months Ended September 30, 2004
                                                    ---------------------------------------------------------------------
                                                    Non-Florida              Florida
                                                    Operations              Operations*                Total
                                                    ----------              ----------               ----------
RETAIL VEHICLES SOLD:
   New units                                            17,182     64.8%         8,196     62.0%         25,378     63.8%
   Used units                                            9,349     35.2%         5,030     38.0%         14,379     36.2%
                                                    ----------    ------    ----------    ------     ----------    ------
       Total units                                      26,531    100.0%        13,226    100.0%         39,757    100.0%
                                                    ==========    ======    ==========    ======     ==========    ======

REVENUE:
   New retail                                       $  534,028     60.8%    $  229,771     60.1%     $  763,799     60.6%
   Used retail                                         152,422     17.4%        71,084     18.5%        223,506     17.7%
   Parts, service and collision repair                 105,177     12.0%        38,172     10.0%        143,349     11.4%
   Finance and insurance, net                           24,772      2.8%        11,844      3.1%         36,616      2.9%
                                                    ----------              ----------               ----------
       Total retail revenue                            816,399                 350,871                1,167,270

   Fleet                                                 8,283      0.9%         9,095      2.4%         17,378      1.4%
   Wholesale                                            53,518      6.1%        22,505      5.9%         76,023      6.0%
                                                    ----------    ------    ----------    ------     ----------    ------
       Total revenue                                $  878,200    100.0%    $  382,471    100.0%     $1,260,671    100.0%
                                                    ==========    ======    ==========    ======     ==========    ======

GROSS PROFIT
   New retail                                       $   32,499     25.0%    $   14,069     23.8%     $   46,568     24.6%
   Used retail                                          16,049     12.3%         9,714     16.4%         25,763     13.6%
   Parts, service and collision repair                  53,031     40.8%        21,409     36.2%         74,440     39.3%
   Finance and insurance, net                           24,772     19.0%        11,844     20.0%         36,616     19.3%
   Floor plan interest credits                           4,023      3.1%         2,395      4.0%          6,418      3.4%
                                                    ----------              ----------               ----------
       Total retail gross profit                       130,374                  59,431                  189,805

   Fleet                                                   189      0.1%           431      0.7%            620      0.3%
   Wholesale                                              (412)    (0.3)%         (652)    (1.1)%        (1,064)    (0.5)%
                                                    ----------    ------    ----------    ------     ----------    ------
       Total gross profit                           $  130,151    100.0%    $   59,210    100.0%     $  189,361    100.0%
                                                    ==========    ======    ==========    ======     ==========    ======

   Sales, general and administrative (SG&A) expense    104,858                  46,889                 151,747
   SG&A as a percent of gross profit                     80.1%                   79.2%                   80.1%

GROSS PROFIT PER VEHICLE RETAILED:
   New retail (including floor plan interest
     credits)                                       $    2,126              $    2,009               $   2,088
   Used retail                                           1,717                   1,931                   1,792
   Finance and insurance, net                              934                     896                     921
   Platform finance and insurance, net                     881                     896                     886


* The results of the Company's Florida operations do not include an allocation of corporate overhead or interest expense related to the Company's senior indebtedness. All such amounts are included in the results of the Company's non-Florida operations.

Asbury Automotive Group, Inc.
Selected Data
(Dollars in thousands except per share data)
(Unaudited)



                                                           Same Store For the Three Months Ended September 30, 2003
                                                    ---------------------------------------------------------------------
                                                    Non-Florida              Florida
                                                    Operations              Operations*                Total
                                                    ----------              ----------               ----------
RETAIL VEHICLES SOLD:
   New units                                            17,320     65.4%         8,580     58.7%         25,900     63.0%
   Used units                                            9,172     34.6%         6,030     41.3%         15,202       37.0%
                                                    ----------    ------    ----------    ------     ----------    ------
       Total units                                      26,492    100.0%        14,610    100.0%         41,102    100.0%
                                                    ==========    ======    ==========    ======     ==========    ======

REVENUE:
   New retail                                       $  520,465     61.2%    $  234,401     59.7%     $  754,866     60.7%
   Used retail                                         149,059     17.5%        83,658     21.3%        232,717     18.7%
   Parts, service and collision repair                 100,184     11.8%        36,201      9.2%        136,385     11.0%
   Finance and insurance, net                           23,301      2.8%        12,622      3.2%         35,923      2.9%
                                                    ----------              ----------               ----------
       Total retail revenue                            793,009                 366,882                1,159,891

   Fleet                                                 3,687      0.4%         2,787      0.7%          6,474      0.5%
   Wholesale                                            53,744      6.3%        22,910      5.9%         76,654      6.2%
                                                    ----------    ------    ----------    ------     ----------    ------
       Total revenue                                $  850,440    100.0%    $  392,579    100.0%     $1,243,019    100.0%
                                                    ==========    ======    ==========    ======     ==========    ======

GROSS PROFIT
   New retail                                       $   33,157     26.0%     $  15,407     24.5%    $    48,564     25.5%
   Used retail                                          17,097     13.4%        10,895     17.3%         27,992     14.7%
   Parts, service and collision repair                  50,995     39.9%        21,574     34.2%         72,569     38.1%
   Finance and insurance, net                           23,301     18.2%        12,622     20.0%         35,923     18.8%
   Floor plan interest credits                           3,770      3.0%         2,400      3.8%          6,170      3.2%
                                                    ----------              ----------               ----------
       Total retail gross profit                       128,320                  62,898                  191,218

   Fleet                                                   (41)     -  %           332      0.5%            291      0.1%
   Wholesale                                              (611)    (0.5)%         (210)    (0.3)%          (821)    (0.4)%
                                                    ----------    ------    ----------    ------     ----------    ------
       Total gross profit                           $  127,668    100.0%    $   63,020    100.0%     $  190,688    100.0%
                                                    ==========    ======    ==========    ======     ==========    ======

   Sales, general and administrative (SG&A) expense     100,472                 44,002                  144,474
   SG&A as a percent of gross profit                      78.7%                  69.8%                    75.8%

GROSS PROFIT PER VEHICLE RETAILED:
   New retail (including floor plan interest
     credits)                                         $   2,132              $   2,075               $    2,113
   Used retail                                            1,864                  1,807                    1,841
   Finance and insurance, net                               880                    864                      874
   Platform finance and insurance, net                      830                    864                      842


                                                                      As of                As of
                                                                  September 30,        December 31,
                                                                      2004                 2003
                                                                  -------------        ------------
BALANCE SHEET HIGHLIGHTS:
   Cash and cash equivalents                                       $   18,255           $  106,711
   Inventories                                                        692,300              650,397
   Total current assets                                             1,039,296            1,041,542
   Floor plan notes payable                                           557,181              602,167
   Total current liabilities                                          765,172              781,758

CAPITALIZATION:
   Long-term debt (including current portion)                      $  531,115           $  592,378
   Stockholders'/members' equity                                      467,974              433,707
                                                                   ----------           ----------
        Total                                                      $  999,089           $1,026,085
                                                                   ==========           ==========


* The results of the Company's Florida operations do not include an allocation of corporate overhead or interest expense related to the Company's senior indebtedness. All such amounts are included in the results of the Company's non-Florida operations.

ASBURY AUTOMOTIVE GROUP, INC.
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(In thousands, except vehicle data)
(Unaudited)


We evaluate our finance and insurance gross profit performance on a per-vehicle retailed basis by dividing our total finance and insurance gross profit by the number of retail vehicles sold. During 2003, we renegotiated a contract with one of our third party finance and insurance product providers, which resulted in the recognition of income that was not attributable to retail vehicles sold during the year. We believe that platform finance and insurance, which excludes the additional revenue derived from contracts negotiated by our corporate office, provides a more accurate measure of our finance and insurance operating performance. The following table reconciles finance and insurance gross profit to platform finance and insurance gross profit, and provides necessary components to calculate platform finance and insurance gross profit per vehicle retailed.

                                                                     As Reported For the Three     Same Store For the Three
                                                                     Months Ended September 30,    Months Ended September 30,
                                                                     --------------------------    --------------------------
                                                                         2004           2003          2004           2003
                                                                     -----------     ----------    ----------     -----------
RECONCILIATION OF FINANCE AND INSURANCE GROSS PROFIT
   TO PLATFORM FINANCE AND INSURANCE:
   Finance and insurance, net                                          $39,749        $35,923       $36,616        $35,923
   Less:  corporate finance and insurance                               (1,408)        (1,300)       (1,408)        (1,300)
                                                                       -------        -------       -------        -------
        Platform finance and insurance, net                            $38,341        $34,623       $35,208        $34,623
                                                                       =======        =======       =======        =======

RETAIL VEHICLES SOLD:
    New retail units                                                    28,411         25,900        25,378         25,900
    Used retail units                                                   15,645         15,202        14,379         15,202
                                                                       -------        -------       -------        -------
         Total units                                                    44,056         41,102        39,757         41,102
                                                                       =======        =======       =======        =======


                                                                      As Reported For the Nine    Same Store For the Nine
                                                                     Months Ended September 30,    Months Ended September 30,
                                                                     --------------------------    --------------------------
                                                                         2004           2003          2004           2003
                                                                     -----------     ----------    ----------     -----------
RECONCILIATION OF FINANCE AND INSURANCE GROSS PROFIT
   TO PLATFORM FINANCE AND INSURANCE:
   Finance and insurance, net                                         $110,569        $ 96,241      $102,357       $ 96,241
   Less:  corporate finance and insurance                               (4,556)         (1,300)       (4,556)        (1,300)
                                                                      --------        --------      --------       --------
        Platform finance and insurance, net                           $106,013        $ 94,941      $ 97,801       $ 94,941
                                                                      ========        ========      ========       ========

RETAIL VEHICLES SOLD:
    New retail units                                                    79,979          72,327        71,996         72,327
    Used retail units                                                   46,534          44,470        42,799         44,470
                                                                      --------        --------      --------       --------
          Total units                                                  126,513         116,797       114,795        116,797
                                                                      ========        ========      ========       ========

We define operating income as gross profit less selling, general and administrative expenses, and depreciation and amortization expense. The operating income of the Company's Florida operations was largely impacted by incremental rent expense associated with a sale-leaseback transaction that was entered into in the third quarter of 2004. We believe that excluding the incremental rent expense from the operating income and income from continuing operations per share for the third quarter of 2004 provides a more meaningful basis to measure the results of the Company's Florida operations compared to that of the prior year period. A reconciliation of the Company's Florida adjusted operating income and income from continuing operations per share is presented below.

                                                             For the Three     For the Three
                                                             Months Ended      Months Ended
                                                             September 30,     September 30,
                                                                 2004              2003          Variance     % Variance
                                                             -------------     -------------     --------     ----------
Operating income of Florida operations*                         $11,328           $17,705        $(6,377)      (36.0)%
Add:
  Incremental rent expense associated with
    sale-leaseback transaction                                    1,184              -             1,184
                                                                -------           -------        -------
Adjusted operating income from Florida operations*              $12,512           $17,705        $(5,193)      (29.3)%
                                                                =======           =======        ========

                                                             For the Three     For the Three
                                                             Months Ended      Months Ended
                                                             September 30,     September 30,
                                                                 2004              2003          Variance
                                                             -------------     -------------     --------

Income from continuing Florida operations*                      $ 5,840           $10,402       $(4,562)
Add:
  Incremental rent expense associated with
    sale-leaseback transaction                                    1,184              -            1,184
                                                                -------           -------       -------
Adjusted income from continuing Florida operations*             $ 7,024           $10,402       $(3,378)
                                                                =======           =======       =======
Weighted average shares outstanding - basic                      32,540            32,419
                                                                =======           =======
Adjusted income from continuing Florida operations*
  per share                                                     $  0.22           $   0.32      $ (0.10)
                                                                =======           =======       =======



* The results of the Company's Florida operations do not include an allocation of corporate overhead or interest expense related to the Company's senior indebtedness. All such amounts are included in the results of the Company's non-Florida operations.